LOAN AGREEMENT

THIS LOAN AGREEMENT (the "Loan Agreement") is made and entered into as of October 17, 2016, by and between Sandra Dorian, an individual, ("Lender"), and Credo Ventures, LLC, a California Limited Liability Company ("Borrower"), with respect to the following:

A. Borrower has borrowed from Lender the sum of $495,000 to fund certain of its working capital needs, including the acquisition of equipment.

B. Borrower and Lender now desire to reduce the loan terms to writing on the terms and conditions set forth in this Loan Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements of the parties set forth in this Loan Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows.

1. DEFINITIONS. Unless a particular word or phrase is otherwise defined or the context requires otherwise, capitalized terms used in this Loan Agreement shall have the meanings set forth below.

1.1. BUSINESS. The term "Business" shall mean the business operations contemplated to be conducted by Borrower.

1.2. BUSINESS DAY. The term "Business Day" shall mean any day on which Lender's office is open for business, other than Saturdays, Sundays, and legal holidays designated by federal law.

1.3. EFFECTIVE DATE. The term "Effective Date" shall mean the date on which Borrower has satisfied the conditions set forth in Section 5.

1.4. EVENT OF DEFAULT. The term "Event of Default" shall have the meaning set forth in Section 6 of the Loan Agreement.

1.5. INDEBTEDNESS. The term "Indebtedness" means (a) indebtedness created, issued, or incurred by Borrower for borrowed money (whether by loan or the issuance and sale of debt securities), whether or not recourse is limited to specific assets of Borrower, including, without limitation, the Promissory Note; (b) obligations of Borrower to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable arising in the ordinary course of business as long as such trade accounts payable are not for borrowed money and are paid within 180 days of the date the respective goods are delivered or the respective services are rendered (unless such trade account payable is being contested in good faith and a sufficient cash reserve, as reasonably determined by Lender, has been established); (c) indebtedness of others secured by a lien on the property of Borrower, whether or not the indebtedness so secured has been assumed by Borrower; (d) obligations of Borrower in respect of letters of credit

or similar instruments issued or accepted by banks and other financial institutions for the account of Borrower; and (e) indebtedness of others guaranteed by Borrower.

1.6. LOAN DOCUMENTS. The term "Loan Documents" means all documents executed by Borrower and all documents otherwise executed for the benefit of Lender in connection with the Loan. The term "Loan Documents" includes, but is not limited to, this Loan Agreement, the Promissory Note, the Security Agreement, and any future or additional documents or writings executed under the terms of this Loan Agreement or any amendments or modifications hereto.

1.7. OBLIGATIONS. The term "Obligations" means the Borrower's obligation to pay to Lender (a) any and all sums due Lender under the Loan or otherwise under the terms of the Loan Documents; (b) in the event of any proceeding to enforce the collection of the Obligations, or any of them, after an Event of Default, the reasonable expenses of any exercise by Lender of its rights, together with reasonable attorney fees, expenses of collection, and court costs, as provided in the Loan Documents; and (c) any other indebtedness or liability of Borrower to Lender, whether direct or indirect, absolute or contingent, now or hereafter arising, as provided in the Loan Documents.

1.8. PRINCIPAL BALANCE. The term "Principal Balance" means the outstanding principal balance under the Loan or the Promissory Note from time to time, as evidenced in Lender's account ledger on which the Principal Balance and all payments relating to the Loan shall be entered, which account ledger will be definitive as to the amounts outstanding.

1.9. PROMISSORY NOTE. The term "Promissory Note" means the promissory note in form and substance as attached as Exhibit A hereto.

1.10. SECURITY AGREEMENT. The term "Security Agreement" means the security agreement in form and substance as attached as Exhibit B hereto.

2. TERMS OF THE LOAN

2.1. LOAN AMOUNT. Subject to the terms and conditions of the Loan Documents, including all conditions precedent set forth in Section 5, Borrower acknowledges that it has borrowed from Borrower the sum of $495,000 (the "Loan"). The duties and obligations of Borrower to repay the Loan shall be evidenced by this Loan Agreement, the Promissory Note, and the Security Agreement. In the event of any conflict in the terms of the Loan Agreement, the Promissory Note, or the Security Agreement, the terms of this Loan Agreement shall govern. The Loan shall be secured as provided in the Security Agreement.

2.2. INTEREST RATE. The Principal Balance of all monies advanced by Lender under the Loan shall bear interest at a rate of 10% per annum (the "Interest Rate").

2.3. CALCULATION OF INTEREST. Interest shall accrue on the Loan on the basis of a 360-day year. Borrower agrees that any calculation of amounts accruing hereunder at

the Interest Rate shall in each instance be made by Lender and shall, if determined in good faith, be conclusive and binding on Borrower in the absence of manifest error.

2.4. PREPAYMENT. Borrower shall have the right to prepay all or any portion of the Loan outstanding at any time without penalty.

3. REPRESENTATIONS AND WARRANTIES OF BORROWER. To induce Lender to make the Loan and to enter into the Loan Documents, Borrower makes and has made the following representations and warranties, which shall be true and correct throughout the term of this Loan Agreement:

3.1. STATUS OF BORROWER; POWER AND AUTHORITY. Borrower is a limited liability company duly formed, validly existing, and in good standing under the laws of the State of California. Borrower has the power to borrow and to execute, deliver, and carry out the terms and provisions of the Loan Documents. Borrower has taken or caused to be taken all necessary action to authorize the execution, delivery, and performance of the Loan Documents and the borrowing thereunder.

3.2. NO CONFLICTS OR DEFAULTS. Borrower's entry into this Loan Agreement and the other Loan Documents will not immediately, or with the passage of time, the giving of notice, or both, (a) violate the provisions of the Articles of Incorporation or Bylaws of Borrower; (b) violate any governmental laws or regulations applicable to Borrower; (c) result in a material default under any material contract, agreement, or instrument to which Borrower is a party; or (d) result in the creation or imposition of any security interest in, or lien, charge, or encumbrance on, any of Borrower's assets.

3.3. LITIGATION. Borrower is not subject to any order of, or written agreement or memorandum of understanding with, any governmental authority. To the best of Borrower's knowledge, there are no actions, suits, claims, investigations, or proceedings pending at law or in equity or before or by any governmental authority, or threatened against Borrower or any of its assets or properties or the transactions contemplated by this Loan Agreement.

3.4. VALIDITY, BINDING NATURE, AND ENFORCEABILITY OF THE LOAN DOCUMENTS. The Loan Documents executed by Borrower constitute the legal, valid, and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights.

4. BORROWER'S COVENANTS

4.1. AFFIRMATIVE COVENANTS. Borrower covenants and agrees, during the term of the Loan and while any Obligations are outstanding and unpaid, to perform all the acts and promises required by the Loan Documents and all the acts and promises set forth in Sections 4.1(a) through 4.1(d).

(a) PAYMENT AND PERFORMANCE. Borrower shall pay and perform all Obligations in full when and as due under the terms of the Loan Documents (taking into

account notice requirements and applicable grace periods), time being strictly of the essence.

(b) MAINTENANCE OF STATUS. Borrower shall take all necessary steps to (1) preserve its existence as a corporation, including, but not limited to, the payment and discharge of all rents, rates, taxes, assessments, and other governmental charges on Borrower or its assets before the date on which interest and penalties attach thereto, and (2) preserve its material franchises and material permits. Borrower shall not materially change, dissolve, or liquidate the corporation, or the nature of its Business or operations during the term of the Loan as such Business and operations exist as of the Effective Date, without the prior written consent of Lender.

(c) FINANCIAL STATEMENTS AND OTHER INFORMATION. During the term of the Loan, Borrower shall furnish to Lender upon demand, any and all financial information of the business as is reasonably necessary for Lender to review the financial performance of the Borrower, including, but not limited to, balance sheets, profit and loss statement, and income statement.

(d) FURTHER ASSURANCES. Borrower agrees to execute such other and further documents as may from time to time in the reasonable opinion of Lender be necessary to perfect, confirm, establish, reestablish, continue, or complete the purposes and intentions of this Loan Agreement.

5. EVENTS OF DEFAULT. In addition to any occurrences described as an Event of Default in the other Loan Documents, the matters described below shall constitute Events of Default and shall entitle Lender to exercise the rights and remedies under Section 6 and under the other Loan Documents.

5.1. FAILURE TO PAY. Borrower's failure to pay any sum of money owed to Lender in connection with the Obligations, whether principal, interest, penalty, premium, fee, charge, or assessment, as provided in the Loan Documents, on or before the close of business for Lender on the 10th Business Day after the date when due, time being strictly of the essence.

5.2. FAILURE OF WARRANTY OR REPRESENTATION TO BE TRUE. The failure of any representation or warranty provided by Borrower in the Loan Documents to be materially true.

5.3. FAILURE TO PERFORM AFFIRMATIVE COVENANTS; VIOLATION OF NEGATIVE COVENANTS. Borrower's failure to perform any of the affirmative covenants provided in Section 4.1.

5.4. DEFAULT UNDER LOAN DOCUMENTS. Borrower's breach of any of the material terms, covenants, or conditions set forth in the Loan Documents. The parties expressly understand and agree that a breach or default by Borrower under any of the Loan Documents and the expiration of all applicable cure periods shall be a breach or default by Borrower under all of the Loan Documents.

5.5. JUDGMENTS. Borrower's suffering uninsured final judgments for payment of money in a material amount (considering Borrower's then current financial condition and the amount of the Principal Balance then outstanding), individually or in the aggregate, and Borrower's failure to discharge the same within a period of 60 days, unless execution has been effectively stayed, whether by appeal, the posting of a bond, or otherwise.

5.6. BORROWER'S INVOLUNTARY BANKRUPTCY. Entry of a decree or order for relief, by a court having jurisdiction, against or with respect to Borrower in an involuntary case (or the failure of any such case to be dismissed within ninety (90) days of its commencement) under federal bankruptcy laws or any state insolvency or similar laws requiring (a) the liquidation of Borrower; (b) a reorganization of Borrower or the Business; or (c) the appointment of a receiver, liquidator, assignee, custodian, trustee, or similar official for Borrower or any of the properties of Borrower.

5.7. BORROWER'S VOLUNTARY BANKRUPTCY. Borrower's (a) commencement of a voluntary case under federal bankruptcy laws or any state insolvency or similar laws; (b) consent to the appointment for taking possession by a receiver, liquidator, assignee, custodian, trustee, or similar official for Borrower of any of its property; (c) making any assignment for the benefit of creditors; or (d) failing generally to pay its debts as they become due, either as to the amount of such debts or the number of such debts.

5.8. DISSOLUTION. Borrower's commencement or becoming the subject of any dissolution proceedings; undertaking any action for the purpose of dissolving and winding up Borrower; or resolving to take or taking any action for the purpose of surrendering any right, license, franchise, or other incident of Borrower's existence.

6. REMEDIES

6.1. LENDER'S SPECIFIC RIGHTS AND REMEDIES. On the happening of any Event of Default Lender, in addition to any and all rights provided by law or equity, may:

(a) Accelerate and call due the unpaid Principal Balance of the Loan, and all accrued interest and other sums due thereunder;

(b) File suit against Borrower or any other party to any of the Loan Documents; and

(c) Exercise all other rights and remedies provided by this Loan Agreement or the other Loan Documents.

6.2. COLLECTION COSTS. If suit or action is instituted to enforce any of the terms of this Loan Agreement or of any other Loan Documents, the prevailing party shall be entitled to recover from the other party its attorney fees and costs in addition to all other sums provided by law.

6.3. NOTICE OF DEFAULT. Lender shall provide Borrower with (a) 10 Business Days' prior written notice and an opportunity to cure any default arising from Borrower's failure to satisfy a payment obligation under the Loan Documents, and (b) 30 Business

Days' prior written notice and an opportunity to cure any other act or omission constituting an Event of Default under the Loan Documents.

7. GENERAL PROVISIONS

7.1. MODIFICATIONS. The Loan Documents may be amended, changed, or modified only as may be agreed in writing by Borrower and Lender from time to time.

7.2. BINDING EFFECT. The Loan Documents shall be binding on the parties and their successors and assigns. The rights and benefits of any party under the Loan Documents may not be assigned without the prior written consent of the other party, which consent may be granted or withheld in such other party's sole and absolute discretion.

7.3. ENTIRE AGREEMENT. The Loan Documents embody the entire agreement of the parties relating to the Loan. There are no promises, terms, conditions, obligations, or warranties other than those contained in the Loan Documents. The Loan Documents supersede all prior communications, representations, or agreements, verbal or written, between the parties relating to the Loan.

7.4. GOVERNING LAW. The validity, meaning, enforceability, and effect of the Loan Documents and the rights and liabilities of the parties shall be determined in accordance with the laws of the State of California. All parties acknowledge and hereby stipulate for the purpose of any future proceedings that the Loan Documents and all subsequent writings or documents relating or pertaining thereto are to be considered for all purposes, including, but not limited to, choice of law determinations, to have been executed and delivered by all parties within the actual geographic boundaries of California, even if such loan documents were, in fact, executed and delivered elsewhere.

7.5. INCORPORATION BY REFERENCE. All documents, instruments, attachments, exhibits, and other writings executed with, referred to in, or attached to this Loan Agreement are incorporated by reference into this Loan Agreement and are made a part of this Loan Agreement as if fully set out herein. This Loan Agreement, before such incorporation, controls in the event of any conflict with the terms of the Loan Documents.

7.6. JURISDICTION AND VENUE. BORROWER CONSENTS TO THE VENUE AND JURISDICTION OF ANY COURT, STATE OR FEDERAL, LOCATED IN THE COUNTY OF RIVERSIDE, CALIFORNIA. BORROWER AGREES THAT ANY ACTION, PROCEEDING, OR OTHER MATTER ARISING DIRECTLY OR INDIRECTLY UNDER THIS LOAN AGREEMENT MAY BE BROUGHT BY LENDER IN ITS SOLE DISCRETION IN ANY SUCH COURT. BORROWER AGREES TO THAT VENUE FOR ANY ACTION, PROCEEDING, OR OTHER MATTER PROPERLY PLACED IN ANY SUCH COURT LOCATED IN THE COUNTY OF RIVERSIDE, CALIFORNIA. Borrower consents and agrees that any service of process may be made on Borrower wherever Borrower can be located or by certified mail directed to Borrower at Borrower's address set forth in Section 7.7. This provision is permissive, not mandatory, and Lender reserves the right to bring any action,

proceeding, or other matter arising directly or indirectly under this Loan Agreement against Borrower wherever either the Borrower or its properties might be found or might otherwise be subject to jurisdiction.

7.7. NOTICES. Any notice under the Loan Documents shall be in writing, without implying the obligation to provide such notice. Any notice to be given or document to be delivered under the Loan Documents shall be deemed to have been duly received on (a) delivery, if delivered in person or by any expedited delivery service that provides proof of delivery; (b) tested telex; or (c) the 5th Business Day after mailing, if mailed by certified mail, return receipt requested, postage prepaid, addressed to Lender or Borrower at the appropriate addresses. The addresses for notices are those set forth below or such other addresses as may be hereafter specified by written notice by the parties:

If to Lender: ____________________________________

If to Borrower: ________________________________

7.8. RELATIONSHIP OF THE PARTIES. Neither Lender nor Borrower shall be deemed a partner, joint venturer, agent, or related entity of the other by reason of the Loan Documents.

7.9. SEVERABILITY. If a court of competent jurisdiction finds any term or provision of this Loan Agreement, or the application thereof to any person or circumstance, to be invalid, void, or unenforceable to any extent, (a) such court may amend and/or interpret such term or provision so that it will be valid to the fullest extent possible under law; and (b) the remaining provisions of this Loan Agreement and any application thereof shall continue in full force and effect without being impaired or invalidated in any way.

7.10. TIME. Time is of the essence under this Loan Agreement.

7.11. USURY. Borrower and Lender intend to comply with applicable usury laws. Accordingly, notwithstanding any provision in this Loan Agreement or in any other Loan Document to the contrary, neither this Loan Agreement nor any other Loan Document shall require the payment, or permit the collection, of interest in excess of the maximum amount permitted by law. If compliance with this Loan Agreement or any other Loan Document would result in a violation of applicable usury law, the amount of the payment obligation imposed by this Loan Agreement or any other Loan Document shall be reduced to the maximum amount permitted by law.

7.12. WAIVERS. Lender may at any time or from time to time waive all or any rights under any of the Loan Documents, but any waiver or indulgence at any time or from time to time shall not constitute, unless specifically so expressed by Lender in writing, a future waiver by Lender of performance by Borrower.

7.13. COUNTERPARTS. This Loan Agreement may be executed in multiple counterparts, all of which together shall constitute one instrument.

IN WITNESS WHEREOF, Borrower and Lender have executed this Loan Agreement as of the date first written above.

Date: Nov 2, 2016

Sandra Dorian (Nov 2, 2016)

Sandra Dorian

Date: Nov 2, 2016

CREDO VENTURES, LLC
a California limited liability company

By: Kevin Serrano (Nov 2, 2016)

Name: Kevin Serrano

Its: Managing Member